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                                     Exhibit
                                     (a)(9)

                         CENTENNIAL COMMUNICATIONS CORP.

                  OFFER TO EXCHANGE OUTSTANDING OPTIONS HAVING
          AN EXERCISE PRICE OF $12.15 PER SHARE OR MORE FOR NEW OPTIONS

                                   SUPPLEMENT

         Centennial Communications Corp. is offering optionees the opportunity to exchange outstanding stock options having an exercise price of $12.15 per share or more for new options that we will grant to purchase shares of our common stock.

         This notice supplements the offering materials sent to all optionees on or about November 18, 2002. To comply with applicable disclosure requirements, we wish to advise you as follows:

         1. In Item 17 of our Offer to Exchange, we refer to the Private Securities Litigation Reform Act of 1995. Please be advised that the safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to statements made by Centennial Communications in connection with our Offer, including statements incorporated by reference into our Offering documents.

         2. Persons submitting an Election Form will not be treated as having acknowledged to us that they have "carefully reviewed" the terms of our offer, notwithstanding the fact that such language appears on the Election Form.


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         3. Our Offer incorporates by reference a substantial amount of financial data that we have filed with the SEC. We have set forth below a summary of certain consolidated financial data regarding Centennial Communications Corp. and its subsidiaries. Again, we refer you to our filed SEC reports for a complete set of our consolidated financial statements.

                            CENTENNIAL COMMUNICATIONS
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (In thousands, except per share data)


                                                                                   THREE MONTHS ENDED
                                                         YEAR ENDED MAY 31,            AUGUST 31,
                                                         ------------------            ----------
                                                          2002         2001         2002         2001
                                                      -----------  -----------  -----------  --------
                                                                                             1999

                   STATEMENT OF OPERATIONS DATA
                   Revenue....................        $   715,853  $   643,892  $   191,894  $   174,164
                   Loss on impairment of
                     assets...................             33,985           --           --           --
                   Loss (gain) on disposition of
                     assets...................                525     (369,181)      (2,375)          --
                   Operating income ..........             59,139      509,645       41,699       28,594
                   (Loss) income before
                    cumulative effect of change
                     in accounting principle..            (77,521)     186,636         (241)      (8,716)
                   Cumulative effect of change in
                     accounting principle.....                 --       (3,719)          --           --

                   Net (loss) income..........        $   (77,521) $   182,917  $      (241) $    (8,716)
                                                      ===========  ===========  ============ ===========
                   (Loss) income applicable to
                     common shares............        $   (77,521) $   182,917  $      (241) $    (8,716)
                                                      ===========  ===========  ============ ============
                   Diluted (loss) income per
                     share:
                   (Loss) income before
                     cumulative effect of change
                     in accounting principle..        $    (0.81)  $     1.93   $    (0.00)  $    (0.09)
                                                      ==========   ==========   ===========  ==========
                   Cumulative effect of change in
                     accounting principle.....        $        --  $    (0.04)  $        --  $        --
                                                      ===========  ==========   ===========  ===========
                   Net (loss) income per common
                     share....................        $    (0.81)  $     1.89   $    (0.00)  $    (0.09)
                                                      ==========   ==========   ===========  ==========
                   BALANCE SHEET DATA
                   Total assets...............        $ 1,607,509  $ 1,594,275  $ 1,626,676  $ 1,656,024
                   Long-term debt.............          1,742,722    1,662,289    1,676,813    1,742,459
                   Common stockholders' equity
                     (deficit)................           (470,935)    (389,930)    (471,478)    (403,901)

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         CENTENNIAL COMMUNICATIONS CORP.             December 3, 2002